FOR IMMEDIATE RELEASE

Tengasco Announces Extension of Notes and Amendment of Bylaws

KNOXVILLE, Tenn., May 23, 2005 — Tengasco, Inc. (Amex: TGC) announced today that on May 19, 2005, the Company’s Board of Directors adopted a resolution authorizing the extension of the current principal balance of two promissory notes made by the Company to Dolphin Offshore Partners, LP, the largest shareholder of the Company and whose managing partner is Peter E. Salas, the Chairman of the Company’s Board of Directors.  The present aggregate principal balance of the two notes is $700,000, the payment of which was extended on the same terms and conditions as the existing notes for a period of three months from May 20, 2005 to August 20, 2005 by amended and restatement of promissory notes dated May 19, 2005.

The Company also announced that on May 19, 2005 the Board amended Article III, paragraph 6 of the Company’s Bylaws which before amendment provided that the presence of six directors established a quorum, to provide after amendment that a quorum is established when the number of directors in attendance is more than half of the number of directors then serving on the Board.

Forward-looking statements made in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties which may cause actual results to differ from anticipated results, including risks associated with the timing and development of the Company’s reserves and projects as well as risks of downturns in economic conditions generally, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.